Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated September 11, 2026 relating to the financial statements and financial highlights of Fidelity SAI Small-Mid Cap Momentum Index Fund, and Fidelity SAI U.S. Momentum Index Fund, and our reports dated September 15, 2026, relating to the financial statements and financial highlights of Fidelity SAI Real Estate Index Fund, Fidelity SAI U.S. Large Cap Index Fund, Fidelity SAI U.S. Quality Index Fund, and Fidelity Real Estate Index Fund appearing on Form N-CSR of Fidelity Salem Trust for the year ended July 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 21, 2026